Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: September 22, 2003

a.	Aggregate Amount of Collections	$375,043,520.50
	Aggregate Amount of Non-Principal Collections	$2,670,101.68
	Aggregate Amount of Principal Collections	$372,373,418.82
	Pool Balance	$805,277,743.85
	Residual Participation Amount	$305,277,743.85
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	62.09%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$579,791.67
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$579,791.67
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$671,064.79
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$90,939,513.52
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER	Page 1
18-Sep-03
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days

Current Interest Period	8/20/2003	9/21/2003	33
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$746,208,644.77
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$90,939,513.52
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$93,027,989.59
Incremental Subordinated Amount (previous period)	$45,082,784.11
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00
Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00
1-month LIBOR Rate (annualized)	1.1100000%
Certificate Coupon (annualized)	1.2650%
Prime Rate (annualized)	4.0000000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2050000%
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$854,867,351.80
Pool Balance at the Ending of Period	$805,277,743.85
Average Aggregate Principal Balance	$830,072,547.83
Aggregate Principal Collections	$372,373,418.82
New Principal Receivables	$322,783,810.87
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.53%
Weighted Average Interest Rate	3.47%
Previously waived Monthly Servicing Fee	$0.00
PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$48,076,460.00
Used Vehicle Percentage	5.970%
Used Vehicle Percentage During Last Collection Period	5.818%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$37,833,010.93
Largest Dealer Percentage	4.426%
Aggregate Principal Amount of Receivables of Dealers over 2%	$63,185,805.87
SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$375,043,520.50
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,670,101.68
Investment Proceeds	$2,592.68
Aggregate Amount of Principal Collections	$372,373,418.82
Asset Receivables Rate	2.094%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A
PAYMENT RATE INFORMATION
Monthly Payment Rate	44.86%
Previous Collection Period Monthly Payment Rate	43.57%
Monthly Payment Rate 2 collection periods ago	40.05%
3-month Average Payment Rate	42.83%
Early Amortization Event?	NO
ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00
TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$579,791.67
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$661,417.91
DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0
EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER	Page 2
18-Sep-03
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution

From:	20-Aug-03
To:	21-Sep-03
Days:	33
LIBOR Rate	1.1100000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$90,939,513.52	N/A	$610,939,513.52
	1 Series 2000-1	100.00%	$500,000,000.00	$90,939,513.52	104.00%	$610,939,513.52	$500,000,000.00

VW CREDIT, INC. — SERVICER	Page 3
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VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS
Initial Invested Amount	$500,000,000.00
Invested Amount	$500,000,000.00
Controlled Accumulation Amount	$0.00
Required Subordinated Amount	$90,939,513.52
Annualized Servicing Fee Rate	1.00%
First Controlled Accumulation Date	TO BE DETERMINED
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%
EXCESS SPREAD CALCULATION
Weighted Average Rate Charged to Dealers	3.470%
LIBOR	1.110%
Note Rate (LIBOR+15.5 b.p.)	1.265%
Servicing Fee Rate	1.000%
Investor Net Losses	0.000%

Excess Spread	1.205%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$90,939,513.52	$0.00
Floating Allocation Percentage	62.09%	62.09%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$372,373,418.82	$372,373,418.82	N.A.	N.A.
New Principal Receivables	$322,783,810.87	$322,783,810.87	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$90,939,513.52	$0.00
Floating Allocation Percentage	62.09%	62.09%
Non-Principal Receivables
Non-Principal Collections	$1,657,876.24
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,592.68

VW CREDIT, INC. — SERVICER	Page 4
18-Sep-03
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$93,027,989.59	$87,141,598.49
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$93,027,989.59	$87,141,598.49
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$42,994,308.04	$45,082,784.11
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$90,939,513.52	$93,027,989.59
Overconcentration Amount	$63,185,805.87	$70,335,135.48
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,670,101.68	$2,732,510.43
Noteholder Non-Principal Collections	$1,657,876.24	$1,598,207.27
Residual Interestholder Non-Principal Collections	$1,012,225.44	$1,134,303.16
Investment Proceeds	$2,592.68	$2,638.90
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,422,694.36	$4,485,149.33
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$671,064.79	$712,389.46
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67